EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended October 3, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
10/3/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	2.95%	1.32%	11.63%
Class B Units	2.94%	1.31%	10.91%

S&P 500 Total Return Index**	-9.34%	-5.72%	-23.91%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***
*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Equity Indices
•	Grant Park’s positions in the equity indices markets are predominantly short.
o	Short positions in the equity index markets performed particularly well last week. Positions in the Dow Jones, S&P 500, German Dax, and Hong Kong Hang Seng indices were among the most profitable.
o
The biggest dip in the stock markets last week came last Tuesday after the $700 billion bailout plan, proposed by Secretary of Treasury Henry Paulson, was rejected by the U.S. House of Representatives.  The failure of the bailout had a crippling effect on U.S. equity markets causing the Dow Jones Industrial Average to experience its biggest single day point decline since its creation and the biggest decline in the S&P 500 since the stock market crash of 1987.  Although the bailout was eventually passed by week’s end, share prices were unable to recover finishing well below the previous week’s closing prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grant Park Futures Fund Weekly Commentary

Fixed Income
•	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
A rally across nearly all U.S. debt markets was primarily responsible for sector profits this past week.  As world markets hit their highest volatility levels since the onset of the credit crisis in early 2007, investors rapidly fled the equity markets last week looking for more risk-averse investments in the fixed income markets.

o
An increasingly poor economic outlook for the U.S. also had a hand in driving fixed income prices upwards.  A report from the U.S. Labor Department, released Friday, stating that U.S. payrolls had declined by 159,000 jobs in the month of September, the biggest one month decline since 2003, did little to quell fears of recession here in the U.S. which put extensive pressure on the equity markets.

o
Analysts also attribute the rally in debt instruments to speculation that major central banks will have to cut rates in the near future.  Despite inflationary concerns, speculators feel that a rate cut will be necessary to provide much needed aid to the steadily weakening global economy.

Metals
•	Grant Park’s positions in the metals markets are mixed.
o	Positions in the metals markets were among the least profitable for Grant Park this past week.
o
Long gold positions endured setbacks as prices dropped 6.22% from the previous week’s close.  Gold, which is often used as a hedge against the dollar, fell steadily throughout the week, in anticipation that Congress would pass the bailout plan during Friday’s vote, providing support for the greenback.

o
Long positions in the base metals markets, namely lead and tin, also registered losses for the week.  With the fate of the global economy uncertain, many speculators have begun to sell down positions due to the perceived reduction in demand for raw materials caused by credit tightening and economic slowdown.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.